EX-99.1

Contacts:
Andrew Kramer	Matthew Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
akramer@irobot.com	mlloyd@irobot.com

iRobot Reports Third-Quarter Financial Results
9% Revenue Growth Driven by Strong International Performance and
Timing of U.S. Shipments

BEDFORD, Mass., October 22, 2019 - iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the third quarter ended September 28, 2019.

“We delivered 9% total revenue growth primarily due to 25% international growth and a large shipment to a major U.S. retailer that was previously planned for the fourth quarter,” said Colin Angle, chairman and chief executive officer of iRobot. “Higher revenue in combination with favorable gross margins and disciplined spending enabled us to deliver strong quarterly operating income and EPS. During the quarter, we executed our planned international product launches of the Roomba® s9 and Braava® jet m6 mop, made excellent progress with our manufacturing diversification initiative and began undertaking a series of strategic actions aimed at fortifying our robotic vacuum cleaner leadership.”

Angle commented, “Despite the severity of U.S. tariffs on robotic vacuum cleaners, and the direct and indirect disruptions they are having on U.S. category growth, we remain committed to delivering exceptional value to consumers and are mobilizing accordingly. Although our third-quarter results were strong, sell-through following our late July price increases was suboptimal. Given this outcome and our belief that the RVC category was at a growth inflection point prior to tariffs, we elected to roll back our pricing to pre-tariff levels on most of our products. We believe this action, in combination with robust investment in R&D and our go-to-market activities, will help us defend our category leadership.”

Angle concluded by saying, “Given our results and accomplishments to date, plans going forward and current market conditions, we have narrowed our full-year 2019 expectations. We now expect 2019 revenue between $1.2 to $1.21 billion on 10% to 11% growth, with an operating income between $75 million and $80 million, and EPS in the range of $2.60 to $2.80. We believe that the progress we’ve made thus far in 2019, combined with the initiatives now underway, will not only help us to bring 2019 to a successful conclusion but will also enhance our ability to drive long-term value creation. We move forward with confidence in our strategic direction and in our ability to capitalize on the many exciting opportunities we see ahead.”

Financial Results

•
Revenue for the third quarter of 2019 was $289.4 million, compared with $264.5 million for the third quarter of 2018. Revenue for the first nine months of 2019 was $787.2 million, compared with $707.9 million in the same period last year.

•
Operating income in the third quarter of 2019 was $42.6 million, compared with $37.3 million in the third quarter of 2018. For the first nine months of 2019, operating income was $70.1 million versus $76.0 million in the comparable 2018 period.

•
Quarterly earnings per share were $1.24 for the third quarter of 2019, compared with $1.12 in the third quarter of 2018. Year-to-date earnings per share were $2.27, compared with $2.19 in the first nine months of 2018.

Q319 and Recent Business Highlights

•	Q3 revenue grew 25% internationally, highlighted by 27% growth in EMEA and 40% growth in Japan, more than offsetting a 7% decline in the U.S.

•	International product launches in Q3 included the Roomba® s9 vacuum and Braava jet® m6 mop in Europe and the m6 in Japan.

•	The TerraTM t7 robot mower beta trial in Germany is nearing completion, with U.S. beta trial now underway.

•	The company made continued progress with its manufacturing diversification initiatives.

◦	Ahead of schedule for Malaysia facility, to be production ready in January 2020.

•	Former HP executive Keith Hartsfield joined iRobot in the newly-created position of chief product officer.

•
iRobot recently filed a motion for a preliminary injunction ordering SharkNinja Operating LLC and its related entities to halt its sales and distribution of its Shark IQ Robot™ based on infringement of certain iRobot patents related to the Roomba® i7+ robot vacuum with Clean Base™ Automatic Dirt Disposal.

Financial Expectations

Management provides the following expectations with respect to the fiscal year ending December 28, 2019.

Fiscal Year 2019:	Current	Previous
Revenue	$1.2 - $1.21 billion	$1.2 - $1.25 billion
Operating Income	$75 - $80 million	$75 - $100 million
Earnings Per Share	$2.60 - $2.80	$2.40 - $3.15

Third-Quarter Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the third fiscal quarter 2019, business outlook, and outlook for fiscal year 2019 financial performance. Pertinent details include:

Date:	Wednesday, October 23, 2019
Time:	8:30 a.m. ET
Call-In Number:	213-358-0894
Passcode:	9667109

A live, audio broadcast of the conference call will also be available at https://investor.irobot.com/events/event-details/q3-2019-irobot-corp-earnings-conference-call. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through October 30, and can be accessed by dialing 404-537-3406, passcode 9667109.

About iRobot Corp.
iRobot®, the leading global consumer robot company, designs and builds robots that empower people to do more both inside and outside of the home. iRobot created the home robot cleaning category with the introduction of its Roomba® Robot Vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 25 million robots worldwide. iRobot's product line, including the Roomba and the Braava® family of mopping robots, feature proprietary technologies and advanced concepts in cleaning, mapping and navigation. iRobot engineers are building an ecosystem of robots and technologies to enable the smart home. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding: future financial performance; future operating performance; growth and investment strategy; timing of completion of product trials; timing of our manufacturing diversification initiatives; and anticipated revenue, operating income, operating income margin and earnings per share for the fiscal year ending December 28, 2019. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market; the financial strength of our customers and retailers; the impact of tariffs on goods imported into the United States; general economic conditions; market acceptance of and adoption of our products; and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Revenue	$289,399	$264,534	$787,232	$707,919
Cost of revenue:
Cost of product revenue	149,463	124,754	403,392	324,967
Amortization of acquired intangible assets	3,095	4,574	9,283	14,035
Total cost of revenue	152,558	129,328	412,675	339,002
Gross profit	136,841	135,206	374,557	368,917
Operating expenses:
Research and development	33,401	35,309	104,320	103,178
Selling and marketing	42,257	39,030	137,502	116,269
General and administrative	18,372	23,329	61,871	72,630
Amortization of acquired intangible assets	256	263	796	805
Total operating expenses	94,286	97,931	304,489	292,882
Operating income	42,555	37,275	70,068	76,035
Other income, net	900	337	3,713	2,363
Income before income taxes	43,455	37,612	73,781	78,398
Income tax expense	7,923	5,683	8,522	15,597
Net income	$35,532	$31,929	$65,259	$62,801

Net income per share:
Basic	$1.26	$1.16	$2.33	$2.27
Diluted	$1.24	$1.12	$2.27	$2.19

Number of shares used in per share calculations:
Basic	28,154	27,493	28,029	27,692
Diluted	28,650	28,506	28,759	28,629

Stock-based compensation included in above figures:
Cost of revenue	$337	$347	$1,120	$1,035
Research and development	1,703	1,910	6,629	5,393
Selling and marketing	747	544	2,466	2,032
General and administrative	1,497	3,791	8,527	10,509
Total	$4,284	$6,592	$18,742	$18,969

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 28, 2019	December 29, 2018
Assets
Cash and cash equivalents	$70,542	$130,373
Short term investments	20,530	31,605
Accounts receivable, net	169,562	162,166
Inventory	248,303	164,633
Other current assets	39,112	25,660
Total current assets	548,049	514,437
Property and equipment, net	75,019	57,026
Operating lease right-of-use assets	48,948	—
Deferred tax assets	37,177	36,979
Goodwill	117,537	118,896
Intangible assets, net	14,931	24,273
Other assets	32,003	15,350
Total assets	$873,664	$766,961

Liabilities and stockholders' equity
Accounts payable	$108,331	$136,742
Accrued expenses	70,586	71,259
Deferred revenue and customer advances	4,902	5,756
Total current liabilities	183,819	213,757
Operating lease liabilities	56,341	—
Deferred tax liabilities	1,560	4,005
Other long-term liabilities	9,059	13,877
Total long-term liabilities	66,960	17,882
Total liabilities	250,779	231,639
Stockholders' equity	622,885	535,322
Total liabilities and stockholders' equity	$873,664	$766,961

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the nine months ended
	September 28, 2019	September 29, 2018
Cash flows from operating activities:
Net income	$65,259	$62,801
Adjustments to reconcile net income to net cash (used in) provided by operating activities, net of the effects of acquisition:
Depreciation and amortization	27,744	27,000
Stock-based compensation	18,742	18,969
Deferred income taxes, net	(5,873)	(4,296)
Other	4,687	1,032
Changes in operating assets and liabilities — (use) source
Accounts receivable	(10,948)	31,930
Inventory	(83,863)	(54,619)
Other current assets	(8,155)	(18,418)
Accounts payable	(27,256)	(10,512)
Accrued expenses and other liabilities	(11,916)	(13,594)
Net cash (used in) provided by operating activities	(31,579)	40,293

Cash flows from investing activities:
Additions of property and equipment	(27,080)	(25,284)
Change in other assets	(5,336)	(2,263)
Proceeds from sale of equity investment	—	856
Cash paid for business acquisition, net of cash acquired	(2,817)	—
Purchases of investments	—	(6,438)
Sales and maturities of investments	9,380	10,500
Net cash used in investing activities	(25,853)	(22,629)

Cash flows from financing activities:
Proceeds from employee stock plans	4,981	7,948
Income tax withholding payment associated with restricted stock vesting	(7,277)	(3,532)
Stock repurchases	—	(50,000)
Net cash used in financing activities	(2,296)	(45,584)

Effect of exchange rate changes on cash and cash equivalents	(103)	(593)
Net decrease in cash and cash equivalents	(59,831)	(28,513)
Cash and cash equivalents, at beginning of period	130,373	128,635
Cash and cash equivalents, at end of period	$70,542	$100,122

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the nine months ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Revenue: *
Consumer	$289,399	$264,534	$787,232	$707,919

Domestic	$117,929	$127,240	$356,466	$345,628
International	$171,470	$137,294	$430,766	$362,291

Gross margin	47.3%	51.1%	47.6%	52.1%

Consumer units shipped*	1,131	1,087	3,081	2,855
Vacuum	975	942	2,674	2,473
Mopping	156	145	407	382

Consumer revenue**	$289	$265	$787	$708
Vacuum***	$257	$242	$715	$647
Mopping***	$32	$23	$72	$61

Average gross selling prices for robot units - Consumer	$305	$276	$306	$289

Days sales outstanding	53	38	—	—

Days in inventory	149	113	—	—

Headcount	1,132	1,003	—	—

* in thousands
** in millions
*** includes accessory revenue

iRobot Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this earnings release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items. We also provide a non-GAAP financial measure of Adjusted EBITDA, as described below. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Amortization of acquired intangible assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Net Merger, Acquisition and Divestiture (Income) Expense: Net merger, acquisition and divestiture (income) expense primarily consists of transaction fees, professional fees, and transition and integration costs directly associated with mergers, acquisitions and divestitures. The occurrence and amount of these costs will vary depending on the timing and size of these transactions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.
IP Litigation Expense, Net: IP litigation expense, net relates to legal costs incurred to litigate patent, trademark, copyright and false advertising infringements, or to oppose or defend against interparty actions related to intellectual property. Any settlement payment or proceeds resulting from these infringements are included or netted against the costs. We exclude these costs from our non-GAAP measures as we do not believe these costs have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigations and settlements.
Gain/Loss on Strategic Investments: Gain/loss on strategic investments includes fair value adjustments, realized gains and losses on the sales of these investments and losses on the impairment of these investments. We exclude these items from our non-GAAP measures because we do not believe they correlate to the performance of our core business and may vary in size based on market conditions and events. We believe that the exclusion of these gains or losses provides investors with a supplemental view of our operational performance.
Income tax adjustments: Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. We also exclude certain tax items that are not reflective of income tax expense incurred as a result of current period earnings. These certain tax items include, among other non-recurring tax items, impacts from the Tax Cuts and Jobs Act of 2017 and stock-based compensation windfall benefits. We believe disclosure of the income tax provision before the effect of such tax items is important to permit investors’ consistent earnings comparison between periods.
Adjusted EBITDA:  We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, net merger, acquisition and divestiture expense, gain on business acquisition, net intellectual property litigation expense, and restructuring expense. Management believes this non-GAAP measure is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

iRobot Corporation
Supplemental Reconciliation of GAAP Net Income to Adjusted EBITDA
(unaudited, in thousands)

	For the three months ended		For the nine months ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
GAAP Net Income	$35,532	$31,929	$65,259	$62,801

Interest income, net	(557)	(201)	(2,087)	(695)
Income tax expense	7,923	5,683	8,522	15,597
Depreciation	6,488	4,557	17,665	12,160
Amortization of acquired intangible assets	3,351	4,837	10,079	14,840

EBITDA	52,737	46,805	99,438	104,703

Stock-based compensation	4,284	6,592	18,742	18,969
Net merger, acquisition and divestiture (income) expense	32	—	328	23
IP litigation expense, net	(157)	187	(365)	3,517

Adjusted EBITDA	$56,896	$53,584	$118,143	$127,212
Adjusted EBITDA as a % of revenue	19.7%	20.3%	15.0%	18.0%

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the nine months ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
GAAP Revenue	$289,399	$264,534	$787,232	$707,919

GAAP Gross Profit	$136,841	$135,206	$374,557	$368,917
Amortization of acquired intangible assets	3,095	4,574	9,283	14,035
Stock-based compensation	337	347	1,120	1,035
Non-GAAP Gross Profit	$140,273	$140,127	$384,960	$383,987

GAAP Operating Income	$42,555	$37,275	$70,068	$76,035
Amortization of acquired intangible assets	3,351	4,837	10,079	14,840
Stock-based compensation	4,284	6,592	18,742	18,969
Net merger, acquisition and divestiture (income) expense	32	—	328	23
IP litigation expense, net	(157)	187	(365)	3,517
Non-GAAP Operating Income	$50,065	$48,891	$98,852	$113,384

GAAP Income Tax Expense	$7,923	$5,683	$8,522	$15,597
Tax effect of non-GAAP adjustments	(132)	2,835	3,490	9,005
Other tax adjustments	133	2,667	5,660	939
Non-GAAP Income Tax Expense	$7,924	$11,185	$17,672	$25,541

GAAP Net Income	$35,532	$31,929	$65,259	$62,801
Amortization of acquired intangible assets	3,351	4,837	10,079	14,840
Stock-based compensation	4,284	6,592	18,742	18,969
Net merger, acquisition and divestiture (income) expense	32	—	328	23
IP litigation expense, net	(157)	187	(365)	3,517
(Gain)/loss on strategic investments	—	26	(572)	(375)
Income tax effect	(1)	(5,502)	(9,150)	(9,944)
Non-GAAP Net Income	$43,041	$38,069	$84,321	$89,831

GAAP Net Income Per Diluted Share	$1.24	$1.12	$2.27	$2.19
Amortization of acquired intangible assets	0.12	0.17	0.35	0.52
Stock-based compensation	0.15	0.23	0.65	0.66
Net merger, acquisition and divestiture (income) expense	—	—	0.01	—
IP litigation expense, net	(0.01)	0.01	(0.01)	0.12
(Gain)/loss on strategic investments	—	—	(0.02)	—
Income tax effect	—	(0.19)	(0.32)	(0.35)
Non-GAAP Net Income Per Diluted Share	$1.50	$1.34	$2.93	$3.14